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                                   CASH OFFER

             FOR ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

                                       OF

                              THE ENERGY GROUP PLC

                                       BY

                       LEHMAN BROTHERS AND MERRILL LYNCH
                                  ON BEHALF OF

                              TU ACQUISITIONS PLC
             (A WHOLLY-OWNED SUBSIDIARY OF TEXAS UTILITIES COMPANY)

     THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 10:00 PM (LONDON
TIME), 5:00 PM (NEW YORK CITY TIME) ON APRIL 7, 1998) UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED, OR WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF ENERGY GROUP SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES.

                                                                  March 10, 1998

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase dated March 10, 1998 (the "Offer to Purchase"), the Letter of Transmittal and Notice of Guaranteed Delivery relating to an offer by Lehman Brothers and Merrill Lynch on behalf of TU Acquisitions, to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Acceptance Forms (as defined in the Offer to Purchase) (collectively, the "Offer"), all outstanding ordinary shares of 10p each ("Energy Group Shares") of The Energy Group PLC ("The Energy Group") for 840 pence in cash per Energy Group Share, including all Energy Group Shares represented by American Depositary Shares ("Energy Group ADSs") of The Energy Group, and Energy Group ADSs, each representing four Energy Group Shares and evidenced by American Depositary Receipts ("Energy Group ADRs"), for L33.60 in cash per Energy Group ADS.

     We are the holder of record of Energy Group ADSs evidenced by Energy Group ADRs held by us for your account. An acceptance of the Offer in respect of such Energy Group ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer of your behalf in respect of any or all Energy Group ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The Offer is being made for all Energy Group Shares and Energy Group ADSs evidenced by Energy Group ADRs.

          2. The Offer is on the terms and subject to the Conditions set forth in Appendix I to the Offer to Purchase.

          3. The Initial Offer Period of the Offer will expire at 10:00 p.m. (London time), 5:00 p.m. (New York City time) on April 7, 1998, unless extended (in accordance with the terms thereof).
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          4. At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

          5. Energy Group ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Energy Group ADSs evidenced by Energy Group ADRs to TU Acquisitions.

     If you wish to have us accept the Offer in respect of any or all of the Energy Group ADSs evidenced by Energy Group ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your Energy Group ADSs evidenced by Energy Group ADRs, the Offer will be accepted in respect of all such Energy Group ADSs unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of Energy Group ADSs evidenced by Energy Group ADRs held by us for your account.

                 INSTRUCTIONS WITH RESPECT TO THE OFFER FOR ALL
              ENERGY GROUP SHARES AND ENERGY GROUP ADSs EVIDENCED
                              BY ENERGY GROUP ADRs

     The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase dated March 10, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Lehman Brothers and Merrill Lynch on behalf of TU Acquisitions to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Letter of Transmittal (collectively, the "Offer") all outstanding ordinary shares of 10p each ("Energy Group Shares") of The Energy Group PLC ("The Energy Group") for 840 pence in cash per Energy Group Share, including all Energy Group Shares represented by American Depositary Shares ("Energy Group ADSs") of The Energy Group, and Energy Group ADSs, each representing four Energy Group Shares and evidenced by American Depositary Receipts, for L33.60 in cash per Energy Group ADS.

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     This will instruct you to accept the Offer in respect of the number of
Energy Group ADSs indicated below, (or, if no number is indicated below, all Energy Group ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:
------------------------------ , 1998

Number of Energy Group ADSs to be
tendered(1) Energy Group ADSs:

------------------------------------

                                            Signature(s):

                                            ------------------------------------
                                            (Please print name(s))

                                            Address(es):

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Area Code and Telephone No.

                                            ------------------------------------
                                            Employer Identification or Social
                                            Security No.

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1 Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all Energy Group ADSs held by us for your account.
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